EXHIBIT 31.2

CERTIFICATION

I, W. Glen Ibbott, certify that:

1.                       I have reviewed this this Amendment No. 1 to the annual report on Form 10-K/A of QLT Inc.; and

2.                       Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 29, 2016

/s/ W. Glen Ibbott
W. Glen Ibbott
Chief Financial Officer
(Principal Financial and Accounting Officer)